Project Descriptions

Name                                       Allocation %
1,500 KW Barker Mill Lower Hydro Project
 located on the Little Androscoqgin River
 in Auburn, Maine                                 8.319


450 KW Brown's Mills Hydro Project
 located on the Piscataqis River
 in Dover-Foxcroft, Maine                         7.563


460 KW Damariscotta Mills Hydro Project
 located on the Damariscotta River
 in Lincoln/Nobleboro, Maine                      4.510


250 KW Eustis Hydro Project
 located on the North Branch
 of the Dead River in Eustis, Maine               2.383


1,000 KW Gardiner Hydro Project
 located on the Cobbosseecontee Stream
 in Gardiner, Maine                              10.314


570 KW Greenville Hydro Project
 located on the Wilson Stream
 in Greenville, Maine                             7.727


1,500 KW Barker Mill Lower Hydro Project
 located on the Little Androscoqgin River
 in Auburn, Maine                                 8.884


1,310 KW Mechanics Falls Hydro Project
located on the Little Androscoqgin River
 in Mechanics Falls, Maine                        6.000


600 KW Milo Hydro Project
 located on the Sebee River
in Milo, Maine                                    4.719

280 KW Norway Hydro Project
 located on the Pennesseewassee
 Stream in Norway, Maine                          1.521


1,050 KW Pittsfield Hydro Project
located on the Sebasticook River
 in Pittsfield and Burnham, Maine                13.404


1,000 KW Pumpkin Hill Hydro Project
 located on the Passadumkeag River
 in Lowell, Maine                                 7.662


500 KW South Berwick Hydro Project
 located on the Great Works River
 in South Berwick, Maine                          3.566

1,200 KW York Hydro Project
 located on the Mousam River
 in Sanford and Kennebunk, Maine                 13.428

                                                100.000